Exhibit 10.22

FTS HOLDING CORPORATION 2010 STOCK OPTION PLAN

Effective September 15, 2010

Article I
Purpose and Adoption of the Plan

1.1    Purpose. The FTS Holding Corporation 2010 Stock Option Plan (the “Plan”) was adopted by the Company to assist it in attracting and retaining valued employees, directors and Consultants; to act as an incentive in motivating selected employees, directors and Consultants of the Company and its Affiliates to achieve long-term corporate objectives; and to allow those individuals to share the benefits of future growth in the value of the Company that they help to create by providing them with the opportunity to acquire shares of Common Stock.

1.2    Adoption and Term. The Plan has been approved by the Board to be effective as of September 15, 2010 (the “Effective Date”). The provisions of the Plan relating to the grant of Incentive Stock Options are conditioned on and shall be effective only in the event of stockholder approval of the Plan within twelve (12) months of the Effective Date. This Plan shall remain in effect until the tenth (10th) anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

Article II Definitions

For the purposes of this Plan, capitalized terms shall have the following meanings:

2.1    Affiliate. “Affiliate” means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

2.2	Award. “Award” means any award of an Option under the Plan.

2.3    Award Agreement. “Award Agreement” means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.4    Beneficiary. “Beneficiary” means an individual, trust, or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

2.5    Board. “Board” means the Board of Directors of the Company. An action or determination of the Board shall be made upon the agreement of a majority of the members of the Board.

2.6    Cause. “Cause” with respect to a Participant, shall have the meaning ascribed to such term in any written employment agreement between the Company or any subsidiary or Affiliate of the Company and such Participant, or in the absence of any such written agreement, means (i) the commission or conviction of, or plea of no contest by, the Participant with respect to a felony or other crime involving moral turpitude if, and only if, it is determined by the Board that such event has occurred and merits termination of the Participant’s service, (ii) the commission of any other act or omission by the Participant involving misappropriation, embezzlement, dishonesty, theft or fraud with respect to the Company or any of its Affiliates or any of their business relationships, (iii) the Participant’s illegal possession of a controlled substance, use of illegal drugs or repetitive abuse of alcohol or other behavior which materially interferes with the performance of his or her duties to the Company or which compromises the integrity and reputation of the Participant, the Company or any Affiliates, (iv) the Participant’s failure to substantially perform material duties as reasonably directed by the Board or his or her employer continuing beyond thirty (30) days’ prior written notice of such failure, (v) the Participant’s willful act or omission aiding or abetting a competitor of the Company or any of its Affiliates to the material disadvantage or detriment of the Company and its Affiliates, (vi) the Participant’s willful failure to comply in all material respects with the Company’s material policies, procedures and guidelines, including corporate governance and human relations policies, and applicable laws with respect to the Company’s business operations, (vii) the Participant’s breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Affiliates, or (viii) any other material breach by the Participant of any agreement between the Participant and the Company or any of its Affiliates which is not reasonably cured within thirty (30) days after written notice thereof to the Participant. For purposes of clauses (v), (vi) and (vii) of this definition of “Cause,” no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by Participant in bad faith or without reasonable belief that Participant’s action or omission was in the best interests of the Company.

2.7	Change in Control. “Change in Control” means any one of the following events:

(a)    prior to the occurrence of a public offering of the Company’s securities, the consummation of any transaction in connection with which seventy-five percent (75%) or more of the Company’s Common Stock beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by the Company’s stockholders immediately prior to such transaction is disposed of and no longer held by those stockholders; or

(b)    following the occurrence of a public offering of the Company’s securities, the acquisition in one or more transactions by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of beneficial ownership in excess of fifty percent (50%) of the Common Stock outstanding at that time; provided, however, that the term “Change in Control” shall not include any acquisition by any individual, entity or group including or otherwise controlled by individuals and entities who were beneficial owners of the Company’s outstanding Common Stock immediately prior to the acquisition in substantially the same proportion as their ownership immediately prior to the acquisition of the Company’s Common Stock; or

(c)    following the occurrence of a public offering of the Company’s securities, the consummation of a Merger, unless, following the Merger, stock possessing at least fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of the voting common stock of the corporation resulting from the Merger is beneficially owned, directly or indirectly, by individuals and entities who were beneficial owners of the Company’s Common Stock immediately prior to the Merger in substantially the same proportion as their ownership in the Company immediately prior to the Merger; or

(d)    the consummation of a complete liquidation or dissolution of the Company.2.8    Code. “Code” means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

2.9    Company. “Company” means FTS Holding Corporation, a Delaware corporation, and any successor company.

2.10    Common Stock. “Common Stock” means the common stock, par value $0.0001 per share, of the Company

2.11    Consultant. “Consultant” means a person engaged to provide consulting, advisory or other services (other than as an employee or director) to the Company or an Affiliate, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either (a) the exemption from registration provided by Rule 701 under the Securities Act or,
(b) if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

2.12    Date of Grant. “Date of Grant” means the date designated by the Board as the date as of which it grants an Award, which shall not be earlier than the date on which the Board approves the granting of the Award.

2.13    Disability. “Disability” means the Participant is, as a result of his or her incapacity due to physical or mental illness, considered disabled under the Company’s or its Subsidiaries’ long-term disability insurance plans.

2.14	Effective Date. “Effective Date” is defined in Section 1.02 of this Plan.

2.15    Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16	Exercise Price. “Exercise Price” shall have the meaning set forth in Section 6.01(b)
below.

2.17    Fair Market Value. “Fair Market Value” means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock on the exchange on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply, the fair market value of the Common Stock as determined by the Board under a reasonable and uniform procedure.

2.18    Incentive Stock Option. “Incentive Stock Option” means a stock option within the meaning of Section 422 of the Code.

2.19    Merger. “Merger” means any merger, reorganization, consolidation, share exchange, transfer of assets, or other transaction having a similar effect involving the Company.
2.20    Non-Qualified Stock Option. “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

2.21    Option. “Option” means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.22    Participant. “Participant” means a person designated to receive an Award under the Plan in accordance with Section 5.01 below.

2.23    Plan. “Plan” means the FTS Holding Corporation 2010 Stock Option Plan described in this document and as it may be amended.

2.24    Termination of Services. “Termination of Services” means: (i) with respect to Participants who are employees of the Company or an Affiliate, the termination of a Participant’s employment with the Company and its Affiliates for any reason, including death, Disability, retirement, or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or an Affiliate; (ii) with regard to a member of the Board who is not an employee, the date on which the individual ceases to be a member of the Board for any reason; and (iii) with regard to Consultants and any other Participant who is neither an employee nor a member of the Board, the termination of a business relationship, for any reason, between the Participant and the Company or its Affiliates. In such case, a Termination of Services shall be deemed to have occurred as of the date written notice to that effect is given to the Participant. The Board shall, in its discretion, determine the effect of all matters and questions relating to Termination of Services, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Services. Notwithstanding the foregoing, if an Award is subject to the requirements of Section 409A of the Code, a Termination of Services shall mean a “separation from service” as defined in Treasury Regulation Sec. 1.409A-1(h).

Article III Administration

3.01 Board. The Plan shall be administered by the Board. The Board shall have exclusive and final authority in each determination, interpretation, or other action affecting the Plan and its Participants. The Board shall have the sole discretionary authority to interpret the Plan, make factual determinations, to establish and modify administrative rules for the Plan, to impose conditions and restrictions on Awards that it determines appropriate, and to take steps in connection with the Plan and Awards granted under it that the Board may deem necessary or advisable. The Board may appoint a committee composed of one or more members of the Board to exercise any of the authority conferred upon the Board under this Plan. In addition, either or both of the Chief Executive Officer and the President of Financial Transaction Services, LLC shall have the authority to grant Awards to employees, directors or Consultants providing services to Financial Transaction Services, LLC or any of its subsidiaries, subject to the terms and limitations of this Plan. In the event of the exercise of authority by a committee or an officer as described above, references in the Plan to the Board shall be deemed to refer to the committee or the officer, as the case may be.

Article IV Stock

4.1    Number of Shares Issuable. The total number of shares authorized to be issued under the Plan shall be 2,500,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 7.06 below. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock that have been reacquired by the Company.

4.2    Shares Subject to Terminated Awards. Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled or forfeited Options) granted under Article VI may be subject to new Awards under the Plan.

Article V Participation

5.01 Eligible Participants. Participants in the Plan shall be employees, directors and Consultants of the Company or any Affiliate that the Board, in its sole discretion, may designate from time to time. The Board’s designation of a Participant in any year shall not require the Board to designate the person to receive Awards in any other year. The Board shall consider those factors it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards.

Article VI Stock Options

6.1    Option Awards.

(a)    Grant of Options. The Board may grant, to Participants selected by the Board, Options entitling the Participants to purchase shares of Common Stock from the Company in the amount, at the price, on the terms, and subject to the conditions, not inconsistent with the terms of the Plan, that may be established by the Board. The terms of any Option granted under the Plan shall be set forth in an Award Agreement.

(b)    Exercise Price of Options. Subject to Section 6.01(d) below with respect to Incentive Stock Options, the Exercise Price of each option for purchase of shares of Common Stock under any Option granted under the Plan shall be determined by the Board and shall be set forth in the Award Agreement.

(c)    Designation of Options. Except as otherwise expressly provided in the Plan and subject to the approval set forth in Section 1.02, the Board may designate an Option as an Incentive Stock Option or a Non-Qualified Stock Option at the time the grant is made; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

(d)    Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five (5) years from the Date of Grant.

(e)    Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 7.04 below shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee becomes the holder of record of the shares following exercise or other settlement of the Award, and no adjustment shall be made to the shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee became the holder of record of any of the shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 7.06.

6.2	Terms of Stock Options.

(a)    Conditions on Exercice. An Award Agreement with respect to Options may contain any waiting periods, vesting dates, exercise dates, and restrictions on exercise (including, but not limited to, periodic installments) that may be determined by the Board at the time of grant.

(b)    Duration of Options. Options shall terminate after the first to occur of the following events:

(i)    expiration of the Award as provided in the related Award Agreement;

(ii)    termination of the Award as provided in Section 6.02(e), following the applicable Participant’s Termination of Services; and

(iii)    ten (10) years from the Date of Grant (five (5) years in certain cases, as described in Section 6.01(d)).

(c)    Acceleration of Exercise Time. The Board, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time the Award would otherwise vest under the terms of the related Award Agreement.

(d)    Extension of Exercise Time. In addition to the extensions permitted under Section 6.02(e) below in the event of Termination of Services, the Board, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option after its expiration date described in Section 6.02(e), subject, however, to the limitations described in Section 6.02(b)(iii) above.

(e)    Exercise of Options Upon Termination of Services. Unless an Award Agreement provides otherwise, the following rules shall govern the treatment of Options upon Termination of Services:
(i)    Termination of Vested Options Upon Termination of Services.

(A)    Termination Other Than For Cause or Due to Death or Disability. In the event of a Participant’s Termination of Services for any reason other than by the Company for Cause, or otherwise due to death or Disability, the right of the Participant to exercise any vested Options shall, unless the exercise period is extended by the Board in accordance with Section 6.02(d) above, terminate upon the earlier of: (i) ninety (90) days after the date of the Termination of Services; and (ii) the date of expiration of the Options determined pursuant to Sections 6.02(b)(i) or (iii) above.

(B)    Death or Disability. In the event of a Participant’s Termination of Services by reason of death or Disability, the right of the Participant to exercise any vested Options shall, unless the exercise period is extended by the Board in accordance with Section 6.02(d) above, terminate upon the earlier of: (i) the first anniversary of the date of the Termination of Services; and (ii) the date of expiration of the Options determined pursuant to Sections 6.02(b)(i) or (iii) above.

(C)    Termination for Cause. In the event of a Participant’s Termination of Services by the Company for Cause, the right of the Participant to exercise any vested Options shall, unless the exercise period is extended by the Board in accordance with Section 6.02(d) above, terminate immediately upon the date of Termination of Services.

(ii)    Termination of Unvested Options Upon Termination of Services. Unless the Board accelerates vesting of an Option under Section 6.02(c) above or extends the exercise period in accordance with Section 6.02(d) above, to the extent the right to exercise Options, or any portion thereof, has not vested as of the date of Termination of Services, the right shall expire on the date of Termination of Services regardless of the reason for the Termination of Services.

6.3    Exercise Procedures. Each Option granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Board may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) any other consideration that the Board deems appropriate and in compliance with applicable law. In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Exercise Price any fractional share of Common Stock. The number of shares subject to any outstanding Option shall no longer be exercisable to the extent that such shares (i) are used to pay the Exercise Price pursuant to a “net exercise,” (ii) are withheld to satisfy any tax withholding obligation, or (iii) are issued or deemed to be issued as a result of a stock-for stock exercise of the Option. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Board shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

6.4    Change in Control. An Award Agreement may, but need not, provide that in the event of a Change in Control, all Options outstanding on the date of the Change in Control that have not previously vested or terminated under the terms of the applicable Award Agreement shall be immediately and fully vested and exercisable. The provisions of this Section 6.04 shall not be applicable to any Options granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of the Company’s stock.

Article VII
Terms Applicable to All Awards Granted under the Plan

7.01 Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and the Board may not grant any Award under the Plan that contains terms that are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan conflicts with any term in the Plan as constituted on the Date of Grant of the Award, the term in the Plan as constituted on the Date of Grant of the Award shall control. Except as provided in Sections 7.03 and 7.06 below, the terms of any Award granted under the Plan may not be changed after the Date of Grant of the Award in a manner that would materially decrease the value of the Award without the express written approval of the Participant.

7.2    Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom the Award was granted have executed and delivered an Award Agreement or the Participant has received and acknowledged notice of the Award authorized by the Board expressly granting the Award to the Participant and containing provisions setting forth the terms of the Award.

7.3    Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless the modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and the Participant, provided that any change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Board.

7.4    Limitation on Transfer. Except as may be provided in the applicable Award Agreement, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant.

7.5    Taxes. The Company shall be entitled, if the Board deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company regarding any amount payable and/or shares issuable under the Participant’s Award or regarding any income recognized upon a disqualifying disposition (i.e., a disposition prior to the expiration of the required holding periods) of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any taxes. The amount of the withholding or tax payment shall be determined by the Board and shall be payable by the Participant in cash at the time the Board determines; provided, however, that with the approval of the Board, the Participant may elect to meet his or her withholding requirement, in whole or in part, by having withheld from the Award at the appropriate time that number of whole shares of Common Stock the Fair Market Value of which is equal to the amount of withholding taxes due.

7.6	Adjustments to Reflect Capital Changes.

(a)    Recapitalization. The number and kind of shares subject to outstanding Awards, the Exercise Price for the shares, the number and kind of shares available for Awards subsequently granted under the Plan, and the maximum number of shares that can be awarded to any Participant in any calendar year shall be appropriately and equitably adjusted to reflect any stock dividend, stock split, combination or exchange of shares, Merger, consolidation, or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Board shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)    Merger. In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c)    Options to Purchase Stock of Acquired Companies. After any Merger in which the Company or a subsidiary is a surviving corporation, the Board may grant substituted Options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares of stock to be issued under the old options may no longer be issued following the Merger. These provisions shall be applied to the old options and any appropriate adjustments to the Options shall be determined by the Board in its sole discretion. Any adjustments under this paragraph may provide for the elimination of any fractional shares that might otherwise become subject to any Options.

7.7	Certain Conditions on Awards.

(a)    Covenants. Except as may be provided in the applicable Award Agreement, as a condition for participation in this Plan, the Participant shall agree and covenant as follows:

(i)    Noncompetition. From the Date of Grant and continuing for a period of twelve (12) months immediately following the Participant’s Termination of Services, the Participant shall not directly or indirectly engage in or become associated as an employee, consultant, partner, owner, agent, stockholder, officer or director of, or otherwise have a business relationship with, any person or organization engaged in, or about to become engaged in, a business that competes, directly or indirectly, with the business of the Company or any Affiliate within the United States of America.

(ii)    Nonsolicitation of Clients. From the Date of Grant and continuing for a period of twelve (12) months immediately following the Participant’s Termination of Services, the Participant shall not (A) induce or attempt to induce, directly or indirectly, any Client (as defined below) to cease doing business with the Company, (B) induce or attempt to induce, directly or indirectly, any Client or Prospective Client (as defined below) to not commence doing business with the Company, or (C) solicit the business of any Client or Prospective Client except on behalf of or otherwise in furtherance of the Company’s business. “Client” means a client of the Company or a client with which the Company has done business in the one year period ending on the Participant’s Termination of Services, and all affiliates thereof. “Prospective Client” means any potential client of the Company, which the Company has either contacted within the one year period ending on the Participant’s Termination of Services or has been identified by the Company as a potential client during such one year period, and all affiliates thereof.

(iii)    Nonsolicitation of Company Employees. From the Date of Grant and continuing for a period of twelve (12) months immediately following the Participant’s Termination of Services, the Participant shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or prospective employees to leave their employment; or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for the Participant’s own benefit or for any other person or entity.

(b)    Violation of Covenants. The Board in its discretion may provide in the Award Agreement that in the event that the Board determines that the Participant has violated any of the covenants contained in Section 7.07(a), then:

(i)    all of the Participant’s unexercised and unvested Options shall terminate immediately;

(ii)    to the extent that the Participant holds shares of Common Stock acquired upon the exercise of a vested Option, the Participant upon notice from the Company of the Participant’s obligations under this Section 7.07(b)(ii), shall, at the option of the Company, either: (A) immediately deliver to the Company an amount in cash equal to the then-Fair Market Value of such Common Stock less the aggregate Exercise Price and taxes paid by or on behalf of the Participant with respect to such Award, or (B) sell such Common Stock to the Company for an amount equal to the aggregate Exercise Price and taxes paid by or on behalf of the Participant with respect to such Award; and

(iii)    to the extent that the Participant has disposed of shares of Common Stock acquired upon the exercise of a vested Option, the Participant upon notice from the Company of the Participant’s obligations under this Section 7.07(b)(iii), shall immediately pay the Company an amount equal to the amount realized by the Participant upon the disposition of such Common Stock less the aggregate Exercise Price and taxes paid by or on behalf of the Participant with respect to such Award.

The notice described in subsections (ii) and (iii) of this Section 7.07(b) may be given at any time within twelve (12) months after the expiration of the applicable covenant period under Section 7.07(a). The injury that would be suffered by the Company as a result of a breach of the provisions of this Section
7.7    would be irreparable and an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provisions of this Plan, including but not limited to this Section 7.07, and the Company will not be obligated to post bond or other security in seeking such relief.

7.8    Initial Public Offering. As a condition of participation in this Plan, each Participant shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company’s securities and any transactions relating to a public offering, and shall execute and deliver any agreements and documents, including without limitation, a lock-up agreement, that may be requested by the Company or the underwriters. The Participants’ obligations under this Section 7.08 shall apply to any shares of Common Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which Common Stock may be exchanged or into which Common Stock may be converted.

7.9    No Right to Employment. No employee, director, Consultant, advisor or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken under it shall be construed as giving any employee, director, Consultant, advisor or other person any contractual employment rights with the Company or rights to provide consulting or other services to the Company, as the case may be.

7.10    Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance, or other benefit plan applicable to the Participant that is maintained by the Company, except as may be provided under the terms of those plans or determined by the Board.

7.11    Governing Law. This Plan shall be interpreted, construed, and enforced and its construction and performance shall be governed by the internal laws of the state of Delaware.

7.12    No Strict Construction. No rule of strict construction shall be implied against the Company, the Board, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan, or any rule or procedure established by the Board that relates to the Plan.

7.13    Captions. The captions and Section headings used in this Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provision of the Plan, and all provisions of the Plan shall be construed as if no captions or headings had been used in the Plan.

7.14    Severability. Each part of this Plan is intended to be several. If any term, covenant, condition, or provision of this Plan is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason whatsoever, that determination shall not affect the legality, validity, or enforceability of the remaining parts of this Plan, and all remaining parts shall be legal, valid, and enforceable and have full force and effect as if the illegal, invalid, and/or unenforceable part had not been included.

7.15	Amendment and Termination.

(a)    Amendment. The Board shall have complete power and authority to amend the Plan at any time and for any reason. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award has previously been granted under the Plan, materially adversely affect the rights of the Participant under that Award.

(b)    Termination. The Board shall have the right and the power to terminate the Plan at any time and for any reason. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not affect any Award outstanding at the time of the termination of the Plan.
7.16    Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, any applicable stockholder’s agreement or a joinder to such agreement) which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

7.17    Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Board shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Board determines that such issuance complies with (a) any applicable registration requirements under the Securities Act of 1933 or the Board has determined that an exemption therefrom is available, (b) any applicable listing requirement of any stock exchange on which the Common Stock is listed, and (c) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

7.18    Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

7.19    Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Board and the Participant approve. With the consent of the Participant, the Board may substitute a new Award under this Plan in connection with the surrender by the Participant of an Award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company’s stockholders if such approval is required by applicable securities law or the rules of any applicable stock exchange.

7.20    Section 409A of the Code. Neither the Company nor any of its Affiliates makes any representations with respect to the application of Section 409A of the Code to any Award granted under the Plan and, by the acceptance of an Award, a Participant agrees to accept the potential application of Section 409A of the Code to such Award and the tax consequences of the issuance, vesting, ownership, modification, adjustment, exercise and disposition of such Award.

NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION AWARD

CardConnect Corp.
2010 STOCK OPTION PLAN
(f/k/a FTS Holding Corporation 2010 Stock Option Plan)

FOR GOOD AND VALUABLE CONSIDERATION, CardConnect Corp. (the “Company”) hereby grants, pursuant to the provisions of the Company’s 2010 Stock Option Plan (the “Plan”), to the Participant designated in this Notice of Grant of Non-Qualified Stock Option Award (the “Notice”) an option to purchase the number of shares of the Common Stock of the Company set forth in this Notice (the “Shares”), subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Stock Option Award (collectively, the “Agreement”).

Participant: ____________	Type of Option: Non-Qualified Stock Option
Date of Grant: ____________	Expiration Date: 10 years from date of grant
Total Number of Shares Granted: _______	Exercise Price per Share: $_____
Vesting Schedule: This Option became fully vested as of July 29, 2016 in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated March 7, 2016, as amended, between the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation..

Exercise Terms: Subject to the terms of the Plan, Participant may only exercise that portion of the Option that has vested in accordance with the Vesting Schedule. Upon the Participant’s Termination of Services prior to the Expiration Date, the Option shall continue to be exercisable for the periods set forth in Section 6.02(e) of the Plan.  In no event may this Option be exercised after the Expiration Date as provided above.

By signing below, the Participant agrees that this Non-Qualified Stock Option Award is granted under and governed by the terms and conditions of the Plan and the attached Terms and Conditions of Stock Option Award.

PARTICIPANT                CardConnect Corp.

___________________________        By: __________________________
Address: ____________________        Name/Title: Jeff Shanahan, President
Date: ______________________        Address: 1000 Continental Drive, King of Prussia PA
Date:________________________

TERMS AND CONDITIONS OF STOCK OPTION AWARD
1.    Grant of Option. The Option granted to the Participant and described in the Notice is subject to the terms and conditions of the Plan, which is incorporated by reference in its entirety into these Terms and Conditions of Stock Option Award (“Terms and Conditions”).
The Board of Directors of the Company (the “Board”) has authorized and approved the 2010 Stock Option Plan (the “Plan”). The Board has approved an award to the Participant of a number of shares of Common Stock, conditioned upon the Participant’s acceptance of the provisions set forth in the Notice and these Terms and Conditions within sixty (60) days after the Notice and these Terms and Conditions are presented to the Participant for review. For purposes of the Notice and these Terms and Conditions, any reference to the Company shall include a reference to any Affiliate.
The Company and Participant intend that this Option not be deemed to provide for the deferral of compensation under Section 409A of the Code and that this Agreement shall be so administered and construed. Further, the Company may modify the Plan and this Agreement to the extent necessary to fulfill this intent. However, neither the Company nor any of its Affiliates makes any representations with respect to the application of Section 409A of the Code to the Option and, by the acceptance of the Option, a Participant agrees to accept the potential application of Section 409A of the Code to the Option and the tax consequences of the issuance, vesting, ownership, modification, adjustment, exercise and disposition of the Option.

2.    Exercise of Option.

(a)    Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule and Exercise Terms set out in the Notice and with the applicable provisions of the Plan and this Agreement. No shares of Common Stock shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the shares of Common Stock shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such shares of Common Stock. The Board may, in its discretion, (i) accelerate vesting of the Option, or (ii) extend the applicable exercise period to the extent permitted under Section 6.02(d) of the Plan and in compliance with Section 409A of the Code.

(b)    Method of Exercise. The Participant may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
3.    Method of Payment. If the Participant elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Board may consent, in its discretion, to payment in any of the following forms, or a combination of them:
(a)    cash or check;
(b)    a “net exercise” (as described in the Plan) or such other consideration received by the Company under a cashless exercise program approved by the Board in connection with the Plan;

(c)    surrender of other shares of Common Stock owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares and any applicable withholding; or
(d)    any other consideration that the Board deems appropriate and in compliance with applicable law.
4.    Restrictions on Exercise. This Option may not be exercised if the issuance of the shares of Common Stock upon exercise or the method of payment of consideration for those shares would constitute a violation of any applicable law or regulation.
5.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
6.    Term of Option. This Option may be exercised only within the term set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.
7.    Withholding.
(a)    The Board shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Participant with respect to the Award.
(b)    The Participant shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 7.05 of the Plan.
(c)    Subject to any rules prescribed by the Board, the Participant shall have the right to elect to meet any withholding requirement (i) by having withheld from this Award at the appropriate time that number of whole shares of Common Stock whose Fair Market Value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award, or (iii) by a combination of shares and cash.
8.    Defined Terms. Capitalized terms used but not defined in the Notice and these Terms and Conditions shall have the meanings set forth in the Plan, unless such term is defined in any employment agreement between the Participant and the Company or an Affiliate. Any terms used in the Notice and these Terms and Conditions, but defined in the Participant’s employment agreement are incorporated herein by reference and shall be effective for purposes of the Notice and these Terms and Conditions without regard to the continued effectiveness of the employment agreement.
9.    Participant Representations. The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this Award.
10.    Regulatory Limitations on Exercises. Notwithstanding the other provisions of this Agreement, no option exercise or issuance of shares of Common Stock pursuant to this Agreement shall be effective if (i) the shares reserved under the Plan are not subject to an effective registration statement at the time of such exercise or issuance, or otherwise eligible for an exemption from registration, or (ii) the Company determines in good faith that such exercise or issuance would violate any applicable securities or other law or regulation.
11.    Miscellaneous.
(a)    Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under these Terms and Conditions shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.
(b)    Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms and Conditions shall not operate or be construed as a waiver of any other or subsequent breach.
(c)    Entire Agreement. These Terms and Conditions, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.
(d)    Binding Effect; Successors. These Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms and Conditions, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
(e)    Governing Law. The Notice and these Terms and Conditions shall be governed by and construed in accordance with the laws of the State of Delaware.
(f)    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms and Conditions.
(g)    Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms and Conditions in their entirety. In the event of any conflict between the provisions of these Terms and Conditions and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by written agreement of the parties hereto.
(h)    No Right to Continued Employment. Nothing in the Notice or these Terms and Conditions shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant’s employment or service at any time.
(i)    Further Assurances. The Participant agrees, upon demand of the Company or the Board, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Board, as the case may be, to implement the provisions and purposes of the Notice and these Terms and Conditions and the Plan.